Exhibit 8.1
Tax Opinion
January 17, 2007
Bootheel Agri-Energy, LLC
1214 Linn Street
Sikeston, Missouri 63801
Ladies and Gentlemen:
     We have acted as counsel to Bootheel Agri-Energy, LLC, a Missouri limited liability company (the “Company”), in connection with the filing of a Registration Statement on Form SB-2 No. 333-136915 (the “Registration Statement”), pursuant to the Securities Act of 1933. The Registration Statement provides that the Company may issue a minimum of 30,000,000 and a maximum of 55,000,000 of the units of its membership interests (the “Units”). Except as otherwise indicated herein, all capitalized terms used in this letter have the same meaning assigned to them in the Registration Statement.
     In rendering our opinion, we have examined and relied upon without independent investigation as to matters of fact the Registration Statement and such other documents, certificates and instruments as we have considered relevant for purposes of this opinion. We have assumed without independent verification that the offering will be consummated and that the operations of the Company will be conducted in a manner consistent with that described in the Registration Statement. Any material changes in the facts referred to, set forth or assumed herein or in the Registration Statement may affect the conclusions stated herein.
     In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder (the “Regulations”), pertinent judicial decisions, rulings of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that such laws, Code, Regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change in any of the authorities upon which our opinion is based could affect our conclusions herein.
     Based solely upon the foregoing and in reliance thereon and subject to the exceptions, limitations and qualifications stated herein, we confirm that the statements contained in the Registration Statement under the caption “Federal Income Tax Considerations” insofar as such statements constitute matters of law or legal conclusions, as qualified therein, are our opinion and that such statements fairly

Bootheel Agri-Energy, LLC
January 17, 2007

describe the material Federal income tax consequences of owning the Units, and are true, correct and complete in all material respects.
     Our opinion extends only to matters of law and does not extend to matters of fact. With limited exceptions, the discussion relates only to individual citizens and residents of the United States and has limited applicability to corporations, trusts, estates or nonresident aliens. The opinion expressed herein shall be effective as of the date of effectiveness of the Company’s Registration Statement. The opinion set forth herein is based upon known facts and existing law and regulations, all of which are subject to change prospectively and retroactively. We assume no obligation to revise or supplement such opinions as to future changes of law or fact.
     An opinion of legal counsel represents an expression of legal counsel’s professional judgment regarding the subject matter of the opinion. It is neither a guarantee of the indicated result nor is it an undertaking to defend the indicated result should it be challenged by the Internal Revenue Service. This opinion is in no way binding on the Internal Revenue Service or on any court of law.
     Except as expressly set forth above, we express no other opinion. We consent to the reference to this firm in the Registration Statement under the caption “Federal Income Tax Considerations” and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.
Very truly yours,

/s/  Bryan Cave LLP